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                                                               EXHIBIT 10.15.1

                             AMENDMENT # 1 TO LEASE

1.       PARTIES.

         This Amendment dated as of October 10, 1995, is between Andover Mills Realty Limited Partnership ("Landlord") and PictureTel Corporation ("Tenant").

2.       RECITALS.

         2.1 Landlord and Tenant entered into a Lease, dated February 10, 1994 (as amended, the "Lease"), for space in the project known as Brickstone Square in Andover, Massachusetts. Unless otherwise defined, terms used in the Amendment have the same meanings as those used in the Lease.

         2.2 Tenant wishes to terminate its rights under the Lease to lease additional space in the Building and to modify its rights to extend the term of the Lease. To accomplish these and certain other matters, for a good valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree and the Lease is amended as follows:

3.       AMENDMENTS.

         3.1 Articles 27 and 28 of the Lease (which are incorporated into Addendum #1 to the Lease) are deleted and of no force and effect.

         3.2 Addendum #2 to the Lease is deleted and Addendum #2 attached hereto and incorporated herein by this reference is substituted in its place.

         Except as set forth above, the Lease remains unchanged and in full force and effect.

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment as of the date first set forth above.

                                            "LANDLORD"
                                            ANDOVER MILLS REALTY LIMITED
                                            PARTNERSHIP, a Massachusetts
                                            limited partnership

WITNESS:________________________________        By: Niuna-Andover, Inc., a
        Name Printed: Martin Spagat                 Massachusetts corporation,
                                                    a general partner

                                                By: ____________________________
                                                    John Kusmiersky, President

                                            "TENANT"



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                                            PICTURETEL CORPORATION, a Delaware
                                            corporation

WITNESS:________________________________        By: ____________________________
        Name Printed: William D. Krasnow            Name: Lawrence M. Bornstein
                                                          Title:  Vice President
                                                          Authorized Signature

WITNESS:________________________________        By: ____________________________
        Name Printed: Thomas M. Zimmer              Name: Les B. Strauss
                                                          Title:  Secretary
                                                          Authorized Signature

                                   ADDENDUM #2

                                EXTENSION OPTIONS



This Addendum in incorporated into the Lease.

1. Landlord grants to Tenant six (6) options (the "Options") to extend the Lease term for additional terms of one (1) year each on the same terms and conditions as this Lease, except that there will be no further right to extend and except as set forth below. The Options can be exercised only by Tenant delivering unconditional written notice of exercise to Landlord at least nine (9) months before the expiration of the then-current term. If for ANY REASON Landlord does not actually receive this unconditional written notice of exercise when required, the Option will lapse and be void and there will be no further right to extend the Lease term. If Tenant does not validly exercise all preceding Options (if any), all subsequent Options will lapse and become null and void. The Options are personal to the Tenant originally named in this Lease and may not be exercised by or for anyone else (except for assignees permitted under Section 18.5 (c)). The rights granted pursuant to this Addendum and the ability to exercise the Options also are subject to the terms of Section 18.5 (d). The Options are granted to and may be exercised by Tenant on the express condition that, at the time of the exercise and at all times before the beginning of the Option period, Tenant is not in default (and has not committed acts which would constitute a default with the passage of time or the giving of notice). TIME IS ABSOLUTELY OF THE ESSENCE.

2. For purposes of identification in this Addendum, the Premises are divided into four separate areas (the "Areas") as shown in Exhibit "2AAA" attached to this Addendum, consisting of Area A (36,392 square feet of rentable area) and Area B (29,894 square feet of rentable area) on the second floor of the Building, and Area C (36,392 square feet of rentable area) and Area D (29,894 square feet of rentable area) on the third floor of the Building. Notwithstanding Section 1 above, each time Tenant validly exercises an Option to extend the Lease terms it also may elect NOT to extend the Lease term with respect to one or more of the Areas. Tenant may elect to exercise the right only if



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         Tenant unconditionally designates the Areas(s) that Tenant does NOT wish to include as part of the Lease extension in a valid Option exercise notice. Each such designation will be irrevocable and each Area so designated is called a "Terminated Area."

3. If and only if an Area is designated as a Terminated Area as part of a valid Option exercise notice as described in Section 2 above, then as of the date that the Lease extension term for that Option begins:

         (a) The Lease will be deemed to have terminated and expired with respect to that Terminated Area and Tenant shall have vacated and surrendered possession of that Terminated Area in the manner and in the condition required by the Lease as if the Lease had otherwise expired in accordance with its terms, and the Premises no longer include that Terminated Area.

         (b) The base rent payable by Tenant, Tenant's Percentage and the parking spaces allocated to Tenant under the Lease shall be reduced in proportion to the reduction in the rentable area of the Premises resulting from the deletion of that Terminated Area from the Premises.

4. Subject to Section 3 (b) above, the annual base rent for each Lease Year of each Option period will be as set forth in Exhibit "D" attached to the Lease.



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